Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Global Axcess Corp of our reports dated March 2, 2010, relating to the financial statements of Global Axcess Corp, appearing in the Annual Report on Form 10-K of Global Axcess Corp for the year ended December 31, 2009.

/s/ KIRKLAND, RUSS, MURPHY & TAPP, P.A.

Clearwater, Florida
June 8, 2010